This document contains 39 pages. The exhibit index is located on page 8.
      As filed with the Securities and Exchange Commission on May 16, 1996
                                                       Registration No. 333-

- -------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                 PHYMATRIX CORP.
               (Exact name of issuer as specified in its charter)

             Delaware                                  65-0617076
   (State or other jurisdiction           (I.R.S. employer identification no.)
 of incorporation or organization)


            777 South Flagler Drive, West Palm Beach, Florida, 33401
                    (Address of principal executive offices)


                           1995 EQUITY INCENTIVE PLAN
                              (Full title of plans)


        Abraham D. Gosman                               Copy to:
         PhyMatrix Corp.                         Michael J. Bohnen, Esq.
     777 South Flagler Drive                  Nutter, McClennen & Fish, LLP
 West Palm Beach, Florida 33401                  One International Place
         (305) 655-3500                     Boston, Massachusetts 02110-2699
  (Name, address and telephone                       (617) 439-2000
  number of agent for service)

                         CALCULATION OF REGISTRATION FEE

=============================================================================================================================
     Title of                                            Proposed                 Proposed
  each class of                                          maximum                  maximum
  securities to             Amount being              offering price         aggregate offering             Amount of
  be registered            registered (1)              per share(2)                price                registration fee
- -----------------------------------------------------------------------------------------------------------------------------
Common Stock,
     $.01 par value       1,333,000 Shares              $15.7403               $20,981,875.00
     per share              667,000 Shares              $18.9375               $12,631,312.50
- -----------------------------------------------------------------------------------------------------------------------------
Total                     2,000,000 Shares              $16.8066               $33,613,187.50             $11,590.73
=============================================================================================================================

(1) This Registration Statement covers 2,000,000 shares of Common Stock under the 1995 Equity Incentive Plan. In addition, this Registration Statement also covers an indeterminate number of additional shares of Common Stock which may be issued under said Plan as a result of a stock split, stock dividend or other similar transaction.

(2) Calculated pursuant to Rule 457(h) under the Securities Act of 1933 based upon the average price of exercise options to purchase 1,333,000 shares of Common Stock and the average of the high and low prices per share of Common Stock quoted on The Nasdaq Stock Market on May 13, 1996 with respect to 667,000 shares of Common Stock.

- -------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

           PhyMatrix Corp. (the "Company") hereby incorporates by reference in this Registration Statement the following documents and information heretofore filed with the Securities and Exchange Commission (the "Commission"):

           (a) The Company's Prospectus dated January 23, 1996 (the "Prospectus") filed with the Commission on January 23, 1996 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the "Act");

           (b) The Company's Current Report on Form 8-K dated February 6, 1996;

           (c) The Company's special financial report on Form 10-K pursuant to
Section 15(d) of the Securities Exchange Act of 1934, as amended, for the fiscal year ended December 31, 1995, containing only financial statements pursuant to Rule 15d-2 under said act; and

           (d) The description of the Company's Common Stock, par value $.01 per share (the "Common Stock"), contained in the Company's Registration Statement on Form 8-A dated January 18, 1996, which description was and hereby is incorporated by reference from the section of the Prospectus included therein entitled "Description of Capital Stock."

           All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of any post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

           Not applicable.

Item 5.  Interests of Named Experts and Counsel.

           The validity of the shares of Common Stock offered hereunder has been passed upon by Nutter, McClennen & Fish, LLP. Michael J. Bohnen, a partner in the firm of Nutter, McClennen & Fish, LLP is the Assistant Secretary of the Company.


Item 6.  Indemnification of Directors and Officers.

           The Company is a Delaware corporation. Reference is made to Section 145 of the Delaware General Corporation Law, as amended, which provides that a corporation may indemnify any person who was or is a party to or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceedings, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite an adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. The Company's Certificate of Incorporation provides that the Company shall indemnify its directors and officers to the full extent permitted by the law of the State of Delaware.

           The Company's Certificate of Incorporation provides that the Company's directors shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the Delaware General Corporation Law as in effect at the time such liability is determined.

           The Company maintains an indemnification insurance policy covering all directors and officers of the Company and its subsidiaries.

Item 7.  Exemption from Registration.

           Not applicable.


Item 8.  Exhibits.

           See the Exhibit Index immediately preceding the exhibits attached hereto.

Item 9.  Undertakings.

           (a)       The undersigned registrant hereby undertakes:

                     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                             (i) To include any prospectus required by Section
                     10(a)(3) of the Securities Act of 1933;

                            (ii) To reflect in the prospectus any facts or
                     events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with
                     respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

                     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

           (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the Delaware General Corporation Law and the registrant's certificate of incorporation and by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or a controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

           Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of West Palm Beach, State of Florida, on the 21st day of February 1996.

                                PHYMATRIX CORP.


                                By: /s/ Abraham D. Gosman
                                    ---------------------------------------
                                    Abraham D. Gosman
                                    Chairman, President and Chief
                                    Executive Officer


           KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement hereby constitutes and appoints Frederick R. Leathers, Michael J. Bohnen and James E. Dawson, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-8 of the registrant, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he or she might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                                              Title                                 Date
     ---------                                              -----                                 ----
/s/ Abraham D. Gosman                               Chairman of the Board and               February 21, 1996
- ----------------------------------                  Chief Executive Officer
     Abraham D. Gosman

/s/ Frederick R. Leathers                           Chief Financial Officer and             February 21, 1996
- ----------------------------------                  Principal Accounting Officer
     Frederick R. Leathers


                                       -6-


     Signature                                              Title                                 Date
     ---------                                              -----                                 ----

/s/ Joseph N. Cassese                               Director                                February 21, 1996
- ----------------------------------
     Joseph N. Cassese


/s/ David M. Livingston                             Director                               February 21, 1996
- -----------------------------------
     David M. Livingston


/s/ Bruce A. Rendina                                Director                               February 21, 1996
- -----------------------------------
     Bruce A. Rendina


/s/ Stephen E. Ronai                                Director                               February 21, 1996
- -----------------------------------
     Stephen E. Ronai


/s/ Hugh L. Carey                                   Director                               February 21, 1996
- --------------------------------------
     Hugh L. Carey


                                  EXHIBIT INDEX

Exhibit No.                    Title                                                                                  Page
- -----------                    -----                                                                                  ----
Exhibit 4.1                    1995 Equity Incentive Plan

Exhibit 5                      Opinion of Nutter, McClennen & Fish, LLP

Exhibit 23.1                   Consent of Nutter, McClennen & Fish, LLP                                               Contained
                                                                                                                      in Exhibit 5

Exhibit 23.2                   Consent of Arthur Andersen LLP

Exhibit 23.3                   Consent of Babush, Neiman, Kornman & Johnson

Exhibit 23.4                   Consent of Bober, Markey & Company

Exhibit 23.5                   Consent of Roy Cline, CPA, PA

Exhibit 23.6                   Consent of Coopers & Lybrand, L.L.P

Exhibit 23.7                   Consent of Coopers & Lybrand, L.L.P.

Exhibit 23.8                   Consent of Coopers & Lybrand, L.L.P.

Exhibit 23.9                   Consent of Coopers & Lybrand, L.L.P.

Exhibit 23.10                  Consent of Coopers & Lybrand, L.L.P.

Exhibit 23.11                  Consent of Coopers & Lybrand, L.L.P.

Exhibit 23.12                  Consent of Hoyman, Dobson & Company, P.A.

Exhibit 23.13                  Consent of Katz, Sapper & Miller

Exhibit 23.14                  Consent of Patrick & Associates, PA


                                       -8-


Exhibit No.                    Title                                                                                  Page
- -----------                    -----                                                                                  ----

Exhibit 23.15                  Consent of Patrick & Associates, PA

Exhibit 23.16                  Consent of Regan, Russell, Schnickner & Shah, P.A.

Exhibit 23.17                  Consent of Weil, Akman, Baylin & Coleman, P.A.

Exhibit 24                     Power of Attorney                                                                      Contained in
                                                                                                                      Part II of the
                                                                                                                      Registration
                                                                                                                      Statement

                                       -9-